Exhibit 10.7

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO 1. TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) dated as of January 16, 2025 (this “Amendment Date”), is entered into by and between Cloudastructure, Inc., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”). Company and Investor may hereinafter be referred to collectively as the “Parties.”

A.Company and Investor have entered into a Securities Purchase Agreement, dated as of November 25, 2024 (the “Agreement”), pursuant to the terms of which, among other things, Investor has agreed to purchase, and Company has agreed to issue and sell, shares of the Company’s Series 1 Convertible Preferred Stock, par value $0.0001 (the “Preferred Shares”).

B.The Parties have agreed to increase the number of Preferred Shares to be purchased under the Agreement to 6,300, increase the amount of the Reinvestment Right to $3,150,000.00, and increase the Share Reserve to 2,100,000 Class A Shares.

C.Pursuant to Section 12.9 of the Agreement, the Parties desire to amend the terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2. Amended Recitals. Recital B in the Agreement is hereby amended and restated in its entirety to read:

B.Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement: (i) six thousand three hundred (6,300) shares of Series 1 Convertible Preferred Stock, par value $0.0001, of Company (the “Preferred Shares”); and (ii) a certain number of shares of Class A common stock, par value $0.0001 per share (the “Class A Shares”), calculated as set forth below (the “Pre-Delivery Shares”).

3. Amended Defined Term. The term “Preferred Purchase Price” in the Agreement is hereby amended to mean $6,300,000.00.

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4. Reinvestment Right. The amount of Investor’s Reinvestment Right under Section 8 of the Agreement is hereby increased from $3,000,000.00 to $3,150,000.00.

5. Share Reserve. Company agrees to cause Company’s Transfer Agent to increase the Share Reserve from 2,000,000 Class A Shares to 2,100,000 Class A Shares within 24 hours of execution of this Amendment.

6. Miscellaneous.

(a) Except as otherwise provided herein, the Agreement shall remain unchanged and in full force and effect.

(b) From and after the date of this Amendment, any reference in the Agreement to “hereof,” “herein,” “hereunder,” “hereby,” “Transaction Documents” and “this Agreement” shall be deemed a reference to the Agreement as amended by this Amendment; provided, however, that any reference to the date of the Agreement, the use of the phrase “the date hereof” or “the date of this Agreement” shall in all cases be a reference to November 25, 2024 and not the Amendment Date.

(c) The provisions contained in Section 12 of the Agreement are incorporated by reference in this Amendment mutatis mutandis.

(d) The Agreement, as amended hereby, is hereby ratified and confirmed in all respects. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment shall control.

[Signature page follows]

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In witness whereof, the Parties hereto have caused this Amendment as of the date set forth above.

INVESTOR:

Streeterville Capital, LLC

By: /s/ John M. Fife____________________________

John M. Fife, President

COMPANY:

Cloudastructure, Inc.

By:/s/ James McCormick_______________________

James McCormick, Chief Executive Officer

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